Exhibit 99.1

3rd Quarter 2025 // Quarter Ended September 30, 2025

EARNINGS RELEASE AND SUPPLEMENTAL OPERATING & FINANCIAL DATA

centerspace

Railway Flats Apartments // Loveland, CO

Earnings Release

Centerspace Reports Third Quarter 2025 Financial & Operating Results and Updates 2025 Financial Outlook
MINNEAPOLIS, MN, November 3, 2025 – Centerspace (NYSE: CSR) (the “Company”) announced today its financial and operating results for the three and nine months ended September 30, 2025. The tables below show Net Income (Loss), Funds from Operations (“FFO”)1, and Core FFO1, all on a per diluted share basis, for the three and nine months ended September 30, 2025; Same-Store Revenues, Expenses, and Net Operating Income (“NOI”)1 over comparable periods; and Same-Store Weighted Average Occupancy, Lease Rate Growth, and Resident Retention for each of the three months ended September 30, 2025, June 30, 2025, and September 30, 2024 and the nine months ended September 30, 2025 and 2024.

	Three Months Ended September 30,		Nine Months Ended September 30,
Per Common Share	2025	2024	2025	2024
Net income (loss) - diluted	$3.19	$(0.40)	$2.12	$(0.96)
FFO - diluted(1)	$1.19	$1.01	$3.60	$3.40
Core FFO - diluted(1)	$1.19	$1.18	$3.68	$3.68

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results(2)	Q3 2025 vs. Q3 2024	Q3 2025 vs. Q2 2025	2025 vs. 2024
Revenues	2.4%	—%	2.8%
Expenses	(0.8)%	3.0%	2.6%
NOI(1)	4.5%	(1.8)%	3.0%

	Three months ended			Nine months ended
Same-Store Results(2)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Weighted Average Occupancy	95.8%	96.1%	95.6%	95.9%	95.3%
New Lease Rate Growth	(1.7)%	2.1%	(1.3)%	(0.3)%	0.8%
Renewal Lease Rate Growth	2.9%	2.6%	3.0%	2.9%	3.2%
Blended Lease Rate Growth (3)	1.3%	2.4%	1.3%	1.6%	2.1%
Retention Rate	59.9%	60.2%	61.3%	58.6%	61.1%
(1)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures refer to “Non-GAAP Financial Measures and Reconciliations” and “Non-GAAP Financial Measures and Other Terms” in the Supplemental Financial and Operating Data below.
(2)Same-store results are updated for annual composition change including acquisition, disposition, changes in held for sale classification, and repositioning activity. Refer to “Non-GAAP Financial Measures and Reconciliations” in Supplemental and Financial Operating Data within.
(3)Blended lease rate growth is weighted by lease count.
Overview of the Third Quarter
•Acquired Railway Flats in Loveland, Colorado consisting of 420 homes for an aggregate purchase price of $132.2 million, which includes the assumption of $76.5 million in mortgage debt;
•Sold five apartment communities in St. Cloud, Minnesota for an aggregate sale price of $124.0 million;
•Revenue increased by $6.4 million or 9.8% to $71.4 million, compared to $65.0 million for the same period of the prior year;
•Same-store revenues increased by 2.4%, driving a 4.5% increase in same-store NOI compared to the same period of the prior year;

1

•Net income was $3.19 per diluted share, compared to net loss of $0.40 per diluted share for the same period of the prior year;
•Core FFO per diluted share increased 0.8% to $1.19, compared to $1.18 for the same period of the prior year; and
•Repurchased 62,973 common shares for total consideration of $3.5 million and an average price of $54.86 per share.
Balance Sheet
At the end of the third quarter, Centerspace had $200.4 million of total liquidity on its balance sheet, consisting of $187.5 million available under lines of credit and cash and cash equivalents of $12.9 million.
Updated 2025 Financial Outlook
Centerspace updated its 2025 financial outlook. For additional information, see S-17 of the Supplemental Financial and Operating Data for the quarter ended September 30, 2025 included at the end of this release. These ranges should be considered in their entirety. The table below reflects the updated outlook.

	Previous Outlook for 2025		Updated Outlook for 2025
	Low	High	Low	High
Net income per Share – diluted	$2.50	$2.76	$1.97	$2.19
Same-Store Revenue	2.00%	3.00%	2.00%	2.50%
Same-Store Expenses	1.00%	2.50%	0.50%	1.00%
Same-Store NOI	2.50%	3.50%	3.00%	3.50%
FFO per Share – diluted	$4.70	$4.83	$4.73	$4.82
Core FFO per Share – diluted	$4.88	$5.00	$4.88	$4.96
Additional assumptions:
•Same-store recurring capital expenditures of $1,150 per home to $1,200 per home
•Value-add expenditures of $14.0 million to $16.0 million
•Proceeds from dispositions of $210.0 million to $215.0 million
Note: FFO, Core FFO. and NOI are non-GAAP financial measures. For more information on their usage and presentation and a reconciliation to the most comparable GAAP measure, please refer to “2025 Financial Outlook” in the Supplemental Financial and Operating Data within.
Upcoming Events
Centerspace is schedule to participate in the UBS Conference, December 1-4, 2025.
Earnings Call

Live webcast and replay: https://ir.centerspacehomes.com

Live Conference Call		Conference Call Replay
Tuesday, November 4, 2025, at 10:00 AM ET		Replay available until November 11, 2025
USA Toll Free	1-833-470-1428	USA Toll Free	1-866-813-9403
USA Local	1-646-844-6383	USA Local	1-929-458-6194
Canada Toll Free	1-833-950-0062
Access Code	885094	Access Code	272530
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended September 30, 2025 included herein (“Supplemental Information”) is available in the Investors section on Centerspace’s website at https://www.centerspacehomes.com or by calling Investor Relations at 952-401-6600. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Financial and Operating Data, which accompanies this earnings release.

2

About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, as of September 30, 2025, Centerspace owned 68 apartment communities consisting of 12,941 apartment homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, South Dakota, and Utah. Centerspace was named a top workplace for the sixth consecutive year in 2025 by the Minneapolis Star Tribune. For more information, please visit www.centerspacehomes.com.
Forward-Looking Statements
Certain statements in this press release and the Supplemental Operating and Financial Data are based on the Company's current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions, or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company's control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, in its subsequent quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Contact Information
Investor Relations
Josh Klaetsch
Phone: 952-401-6600
Email: IR@centerspacehomes.com
Marketing & Media
Kelly Weber
Phone: 952-401-6600
Email: kweber@centerspacehomes.com

3

Supplemental Financial and Operating Data
Table of Contents
September 30, 2025

CENTERSPACE
COMMON SHARE DATA (NYSE: CSR)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
High closing price	$61.09	$65.22	$66.19	$75.02	$75.50
Low closing price	$53.18	$56.21	$60.29	$64.75	$67.04
Average closing price	$57.79	$61.34	$63.04	$70.30	$71.91
Closing price at end of quarter	$58.90	$60.19	$64.75	$66.15	$70.47
Common share distributions – annualized	$3.08	$3.08	$3.08	$3.00	$3.00
Closing price dividend yield – annualized	5.2%	5.1%	4.8%	4.5%	4.3%
Closing common shares outstanding (thousands)	16,703	16,757	16,735	16,719	16,568
Closing limited partnership units outstanding (thousands)	963	968	972	980	809
Closing Series E preferred units, as converted (thousands)	1,894	1,898	1,906	1,906	2,038
Total closing common shares, limited partnership units, and Series E preferred units, as converted, outstanding (thousands)	19,560	19,623	19,613	19,605	19,415
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units and Series E preferred units, as converted (thousands)	$1,152,084	$1,181,108	$1,269,942	$1,296,871	$1,368,175

S-1

CENTERSPACE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
REVENUE	$71,399	$68,549	$67,093	$66,409	$65,025	$207,041	$194,574
EXPENSES
Property operating expenses, excluding real estate taxes	21,210	18,853	19,068	19,838	19,628	59,131	56,500
Real estate taxes	7,165	7,678	7,663	6,489	7,031	22,506	20,417
Property management expense	2,489	2,393	2,433	2,334	2,242	7,315	6,794
Casualty loss (gain)	127	399	532	2,389	(412)	1,058	918
Depreciation and amortization	29,056	27,097	27,654	27,640	26,084	83,807	78,810
Impairment of real estate investments	8,676	14,543	—	—	—	23,219	—
General and administrative expenses	4,997	4,382	4,997	4,861	4,102	14,376	12,941
TOTAL EXPENSES	$73,720	$75,345	$62,347	$63,551	$58,675	$211,412	$176,380
Gain (loss) on sale of real estate and other investments	79,531	—	—	—	—	79,531	(577)
Operating income (loss)	77,210	(6,796)	4,746	2,858	6,350	75,160	17,617
Interest expense	(12,989)	(10,724)	(9,635)	(9,795)	(8,946)	(33,348)	(27,485)
Loss on extinguishment of debt	(3)	—	—	—	—	(3)	—
Interest and other income	1,190	735	708	1,151	645	2,633	1,462
NET INCOME (LOSS)	$65,408	$(16,785)	$(4,181)	$(5,786)	$(1,951)	$44,442	$(8,406)
Distributions to Series D preferred unitholders	(109)	(160)	(160)	(160)	(160)	(429)	(480)
Net (income) loss attributable to noncontrolling interest – Operating Partnership and Series E preferred units	(9,197)	2,483	643	900	1,095	(6,071)	2,735
Net income attributable to noncontrolling interests – consolidated real estate entities	(2,319)	(53)	(36)	(33)	(32)	(2,408)	(98)
Net income (loss) attributable to controlling interests	53,783	(14,515)	(3,734)	(5,079)	(1,048)	35,534	(6,249)
Distributions to preferred shareholders	—	—	—	—	(1,607)	—	(4,821)
Redemption of preferred shares	—	—	—	—	(3,511)	—	(3,511)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$53,783	$(14,515)	$(3,734)	$(5,079)	$(6,166)	$35,534	$(14,581)

Per Share Data - Basic
Net income (loss) per common share – basic	$3.22	$(0.87)	$(0.22)	$(0.31)	$(0.40)	$2.12	$(0.96)

Per Share Data - Diluted
Net income (loss) per common share – diluted	$3.19	$(0.87)	$(0.22)	$(0.31)	$(0.40)	$2.12	$(0.96)

S-2

CENTERSPACE
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
ASSETS
Real estate investments
Property owned	$2,536,166	$2,422,435	$2,484,111	$2,480,741	$2,438,255
Less accumulated depreciation	(638,217)	(612,827)	(652,368)	(625,980)	(604,175)
Total real estate investments	1,897,949	1,809,608	1,831,743	1,854,761	1,834,080
Cash and cash equivalents	12,896	12,378	11,916	12,030	14,453
Restricted cash	52,943	5,815	6,144	1,099	2,794
Other assets	47,516	48,072	43,281	45,817	36,078
Assets held for sale, net	86,302	137,366	—	—	—
TOTAL ASSETS	$2,097,606	$2,013,239	$1,893,084	$1,913,707	$1,887,405

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$66,124	$56,070	$57,631	$59,319	$61,000
Revolving lines of credit	222,500	216,030	48,734	47,359	39,000
Notes payable, net	299,564	299,550	299,535	299,520	299,506
Mortgages payable, net	622,074	595,668	607,184	608,506	582,760
Liabilities held for sale, net	420	1,029	—	—	—
TOTAL LIABILITIES	$1,210,682	$1,168,347	$1,013,084	$1,014,704	$982,266

SERIES D PREFERRED UNITS	$5,940	$11,310	$16,560	$16,560	$16,560
EQUITY
Common Shares of Beneficial Interest	1,366,980	1,369,376	1,368,276	1,367,637	1,356,013
Accumulated distributions in excess of net income	(618,341)	(659,266)	(631,855)	(615,242)	(597,720)
Accumulated other comprehensive loss	—	(58)	(232)	(407)	(578)
Total shareholders’ equity	$748,639	$710,052	$736,189	$751,988	$757,715
Noncontrolling interests – Operating Partnership and Series E preferred units	128,038	121,439	126,597	129,782	130,183
Noncontrolling interests – consolidated real estate entities	4,307	2,091	654	673	681
TOTAL EQUITY	$880,984	$833,582	$863,440	$882,443	$888,579
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$2,097,606	$2,013,239	$1,893,084	$1,913,707	$1,887,405

S-3

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)
This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by the Company, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does. The non-GAAP financial measures are defined and further explained on pages S-19 through S-23, “Non-GAAP Financial Measures and Other Terms.”
The Company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or stabilized for substantially all of the periods being compared and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Non-same store communities are communities not owned or stabilized as of the beginning of the previous year, including re-positioned communities, and excluding communities held for sale and the non-multifamily components of mixed-use properties.
On the first day of each calendar year, Centerspace determines the composition of its same-store pool for that year as well as adjusts the previous year, which allows the Company to evaluate the performance of existing apartment communities and their contribution to net operating income (“NOI”). The Company believes that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of its communities are performing year-over-year. Centerspace uses this measure to assess whether or not the Company has been successful in increasing NOI (defined and reconciled below), raising average rental revenue, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
For the comparison of the three and nine months ended September 30, 2025 and 2024, four apartment communities and one apartment community, respectively, were non-same-store. Sold communities and communities designated as held for sale are included in “Held for sale and dispositions,” while “Other properties” includes non-multifamily properties and the non-multifamily components of mixed-use properties. For the three and nine months ended September 30, 2025 and 2024, seven apartment communities were designated as held for sale and included in “Held for sale and dispositions.” During the three and nine months ended September 30, 2025, the Company disposed of five apartment communities, consisting of 832 apartment homes. During the nine months ended September 30, 2024, the Company disposed of two apartment communities consisting of 205 apartment homes.

S-4

CENTERSPACE
RECONCILIATIONS OF OPERATING INCOME (LOSS) TO NET OPERATING INCOME (1)

	(dollars in thousands)
	Three Months Ended			Sequential		Year-Over-Year
	9/30/2025	6/30/2025	9/30/2024	$ Change	% Change	$ Change	% Change
Operating income (loss)	$77,210	$(6,796)	$6,350	$84,006	(1,236.1)%	$70,860	1,115.9%
Adjustments:
Property management expenses	2,489	2,393	2,242	96	4.0%	247	11.0%
Casualty (gain) loss	127	399	(412)	(272)	(68.2)%	539	(130.8)%
Depreciation and amortization	29,056	27,097	26,084	1,959	7.2%	2,972	11.4%
Impairment of real estate investments	8,676	14,543	—	(5,867)	(40.3)%	8,676	N/A
General and administrative expenses	4,997	4,382	4,102	615	14.0%	895	21.8%
Loss on sale of real estate and other investments	(79,531)	—	—	(79,531)	N/A	(79,531)	N/A
Net operating income(1)	$43,024	$42,018	$38,366	$1,006	2.4%	$4,658	12.1%

Revenue
Same-store	$58,061	$58,073	$56,707	$(12)	—%	$1,354	2.4%
Non-same-store	5,760	2,701	1,189	3,059	*	4,571	*
Other properties	899	792	538	107	13.5%	361	67.1%
Held for sale and dispositions	6,679	6,983	6,591	(304)	*	88	*
Total	71,399	68,549	65,025	2,850	4.2%	6,374	9.8%

Property operating expenses, including real estate taxes
Same-store	22,530	21,880	22,709	650	3.0%	(179)	(0.8)%
Non-same-store	2,494	1,227	572	1,267	*	1,922	*
Other properties	287	242	221	45	18.6%	66	29.9%
Held for sale and dispositions	3,064	3,182	3,157	(118)	*	(93)	*
Total	28,375	26,531	26,659	1,844	7.0%	1,716	6.4%

Net operating income(1)
Same-store	35,531	36,193	33,998	(662)	(1.8)%	1,533	4.5%
Non-same-store	3,266	1,474	617	1,792	*	2,649	*
Other properties	612	550	317	62	11.3%	295	93.1%
Held for sale and dispositions	3,615	3,801	3,434	(186)	*	181	*
Total	$43,024	$42,018	$38,366	$1,006	2.4%	$4,658	12.1%

(1)Net operating income is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information. Non-GAAP financial measures should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
* Not a meaningful percentage.

S-5

CENTERSPACE
RECONCILIATIONS OF OPERATING INCOME TO NET OPERATING INCOME (1)

	(dollars in thousands)
	Nine Months Ended September 30,
	2025	2024	$ Change	% Change
Operating income	$75,160	$17,617	$57,543	326.6%
Adjustments:
Property management expenses	7,315	6,794	521	7.7%
Casualty loss	1,058	918	140	15.3%
Depreciation and amortization	83,807	78,810	4,997	6.3%
Impairment of real estate investments	23,219	—	23,219	N/A
General and administrative expenses	14,376	12,941	1,435	11.1%
(Gain) loss on sale of real estate and other investments	(79,531)	577	(80,108)	*
Net operating income(1)	$125,404	$117,657	$7,747	6.6%

Revenue
Same-store	$173,552	$168,745	$4,807	2.8%
Non-same-store	10,447	3,693	6,754	*
Other properties	2,507	1,690	817	48.3%
Held for sale and dispositions	20,535	20,446	89	*
Total	207,041	194,574	12,467	6.4%

Property operating expenses, including real estate taxes
Same-store	66,567	64,898	1,669	2.6%
Non-same-store	4,732	1,683	3,049	*
Other properties	860	625	235	37.6%
Held for sale and dispositions	9,478	9,711	(233)	*
Total	81,637	76,917	4,720	6.1%

Net operating income(1)
Same-store	106,985	103,847	3,138	3.0%
Non-same-store	5,715	2,010	3,705	*
Other properties	1,647	1,065	582	54.6%
Held for sale and dispositions	11,057	10,735	322	*
Total	$125,404	$117,657	$7,747	6.6%

(1)Net operating income is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
* Not a meaningful percentage.

S-6

CENTERSPACE
RECONCILIATIONS OF SAME-STORE CONTROLLABLE EXPENSES TO TOTAL PROPERTY OPERATING EXPENSES, INCLUDING REAL ESTATE TAXES (1)

	(dollars in thousands)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Same-store controllable expenses
On-site compensation(2)	$5,904	$5,768	$136	2.4%	$17,480	$17,109	$371	2.2%
Repairs and maintenance(3)	3,687	3,508	179	5.1%	9,450	9,375	75	0.8%
Utilities	3,433	3,254	179	5.5%	10,373	9,662	711	7.4%
Administrative and marketing	1,540	1,557	(17)	(1.1)%	4,258	4,229	29	0.7%
Total	$14,564	$14,087	$477	3.4%	$41,561	$40,375	$1,186	2.9%

Same-store non-controllable expenses
Real estate taxes	$5,750	$6,087	$(337)	(5.5)%	$18,809	$17,561	$1,248	7.1%
Insurance	2,216	2,535	(319)	(12.6)%	6,197	6,962	(765)	(11.0)%
Total	$7,966	$8,622	$(656)	(7.6)%	$25,006	$24,523	$483	2.0%
Total property operating expenses, including real estate taxes - same-store	$22,530	$22,709	$(179)	(0.8)%	$66,567	$64,898	$1,669	2.6%

Property operating expenses, including real estate taxes - non-same-store	$2,494	$572	$1,922	*	$4,732	$1,683	$3,049	*
Property operating expenses, including real estate taxes - other properties	287	221	66	29.9%	860	625	235	37.6%
Property operating expenses, including real estate taxes - held for sale and dispositions	3,064	3,157	(93)	*	9,478	9,711	(233)	*
Total property operating expenses, including real estate taxes	$28,375	$26,659	$1,716	6.4%	$81,637	$76,917	$4,720	6.1%

(1)Same-store controllable expenses is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)On-site compensation for administration, leasing, and maintenance personnel.
(3)Includes turnover expense.
* Not a meaningful percentage.

S-7

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS (1)

	(in thousands, except per share amounts)
	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Funds from Operations(1)
Net income (loss) available to common shareholders	$53,783	$(14,515)	$(3,734)	$(5,079)	$(6,166)	$35,534	$(14,581)
Adjustments:
Noncontrolling interests – Operating Partnership and Series E preferred units	9,197	(2,483)	(643)	(900)	(1,095)	6,071	(2,735)
Depreciation and amortization	29,056	27,097	27,654	27,640	26,084	83,807	78,810
Less depreciation – non real estate	(85)	(84)	(83)	(79)	(81)	(252)	(248)
Less depreciation – partially owned entities	—	(21)	(22)	(24)	(25)	(43)	(74)
Impairment of real estate investments	8,676	14,543	—	—	—	23,219	—
(Gain) loss on sale of real estate	(79,531)	—	—	—	—	(79,531)	577
Less gain on sale of real estate - partially owned entities	2,251	—	—	—	—	2,251	—
FFO applicable to common shares and Units	$23,347	$24,537	$23,172	$21,558	$18,717	$71,056	$61,749

Adjustments to Core FFO(1):
Non-cash casualty loss (recovery)	(123)	149	282	2,171	(632)	308	261
Loss on extinguishment of debt	3	—	—	—	—	3	—
Interest rate swap amortization	58	174	175	171	171	407	542
Amortization of assumed debt	530	418	417	417	263	1,365	789
Redemption of preferred shares	—	—	—	—	3,511	—	3,511
Other miscellaneous items(2)	(455)	19	(67)	(454)	(61)	(503)	(35)
Core FFO applicable to common shares and Units	$23,360	$25,297	$23,979	$23,863	$21,969	$72,636	$66,817

FFO applicable to common shares and Units	$23,347	$24,537	$23,172	$21,558	$18,717	$71,056	$61,749
Distributions to Series D preferred unitholders	109	160	160	160	160	429	480
FFO applicable to common shares and Units - diluted	$23,456	$24,697	$23,332	$21,718	$18,877	$71,485	$62,229

Core FFO applicable to common shares and Units	$23,360	$25,297	$23,979	$23,863	$21,969	$72,636	$66,817
Distributions to Series D preferred unitholders	109	160	160	160	160	429	480
Core FFO applicable to common shares and Units - diluted	$23,469	$25,457	$24,139	$24,023	$22,129	$73,065	$67,297

Per Share Data
Net income (loss) per share and Unit - diluted	$3.19	$(0.87)	$(0.22)	$(0.31)	$(0.40)	$2.12	$(0.96)
FFO per share and Unit - diluted(1)	$1.19	$1.24	$1.17	$1.09	$1.01	$3.60	$3.40
Core FFO per share and Unit - diluted(1)	$1.19	$1.28	$1.21	$1.21	$1.18	$3.68	$3.68

Weighted average shares - basic for net income (loss)	16,726	16,741	16,727	16,583	15,528	16,731	15,143
Effect of operating partnership Units for net income, FFO and Core FFO	966	971	980	939	818	972	836
Effect of Series D preferred units for net income, FFO and Core FFO	155	228	228	228	228	204	228
Effect of Series E preferred units for net income, FFO and Core FFO	1,898	1,905	1,906	2,033	2,053	1,903	2,064
Effect of dilutive restricted stock units and stock options for net income, FFO and Core FFO	26	25	35	56	49	25	32
Weighted average shares and Units for net income, FFO and Core FFO - diluted	19,771	19,870	19,876	19,839	18,676	19,835	18,303

(1)Funds from operations and Core funds from operations are non-GAAP measures. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments and one-time professional fees.

S-8

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO CONTROLLING INTERESTS
TO ADJUSTED EBITDA(1)

	(in thousands)
	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Adjusted EBITDA
Net income (loss) attributable to controlling interests	$53,783	$(14,515)	$(3,734)	$(5,079)	$(1,048)	$35,534	$(6,249)
Adjustments:
Distributions to Series D preferred unitholders	109	160	160	160	160	429	480
Noncontrolling interests – Operating Partnership and Series E preferred units	9,197	(2,483)	(643)	(900)	(1,095)	6,071	(2,735)
Income (loss) before noncontrolling interests – Operating Partnership and Series E preferred units	$63,089	$(16,838)	$(4,217)	$(5,819)	$(1,983)	$42,034	$(8,504)
Adjustments:
Interest expense	12,989	10,719	9,622	9,782	8,932	33,330	27,443
Loss on extinguishment of debt	3	—	—	—	—	3	—
Depreciation and amortization related to real estate investments	29,056	27,076	27,632	27,616	26,059	83,764	78,736
Impairment of real estate investments	8,676	14,543	—	—	—	23,219	—
Non-cash casualty loss (recovery)	(123)	149	282	2,171	(632)	308	261
Interest income	(724)	(729)	(616)	(662)	(558)	(2,069)	(1,300)
(Gain) loss on sale of real estate	(77,280)	—	—	—	—	(77,280)	577
Other miscellaneous items(2)	(455)	19	(67)	(455)	(61)	(503)	(35)
Adjusted EBITDA	$35,231	$34,939	$32,636	$32,633	$31,757	$102,806	$97,178

(1)Adjusted EBITDA is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments and one-time professional fees.

S-9

CENTERSPACE
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
by Expiration

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(1)
2025 (remainder)	$—	$—	$—	$—	—%	—%
2026	92,983	—	—	92,983	7.9%	3.55%
2027	47,364	—	—	47,364	4.0%	3.47%
2028	65,581	50,000	222,500	338,081	28.7%	4.70%
2029	26,631	75,000	—	101,631	8.6%	3.98%
Thereafter	422,225	175,000	—	597,225	50.8%	3.33%
Subtotal(2)	654,784	300,000	222,500	1,177,284	100.0%	3.80%
Premiums and discounts, net	(29,763)	—	—	(29,763)
Deferred financing costs, net	(2,947)	(436)	—	(3,383)
Total debt	$622,074	$299,564	$222,500	$1,144,138

(1)Weighted average interest rate of debt that matures during the year.
(2)Includes secured fixed rate mortgages payable of $12.7 million as of September 30, 2025, associated with apartment communities classified as held for sale.

	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Debt Balances Outstanding
Secured fixed rate - mortgages payable - other(1)	$455,934	$406,412	$418,508	$420,414	$387,294
Secured fixed rate - mortgages payable - Fannie Mae credit facility	198,850	198,850	198,850	198,850	198,850
Unsecured variable rate line of credit	222,500	216,030	48,734	47,359	39,000
Unsecured senior notes	300,000	300,000	300,000	300,000	300,000
Subtotal(2)	$1,177,284	$1,121,292	$966,092	$966,623	$925,144
Premiums and discounts, net	(29,763)	(6,661)	(7,079)	(7,496)	(345)
Deferred financing costs, net	(3,383)	(3,383)	(3,560)	(3,742)	(3,533)
Debt total	$1,144,138	$1,111,248	$955,453	$955,385	$921,266

Weighted average interest rates
Mortgages payable - other rate	3.87%	4.03%	4.02%	4.02%	4.05%
Mortgages payable - Fannie Mae Credit Facility rate	2.78%	2.78%	2.78%	2.78%	2.78%
Lines of credit rate(3)	5.51%	5.75%	5.76%	5.86%	6.70%
Unsecured senior notes rate	3.12%	3.12%	3.12%	3.12%	3.12%
Total debt	3.80%	3.90%	3.57%	3.58%	3.59%

(1)Includes mortgages payable of $12.7 million as of September 30, 2025, associated with apartment communities classified as held for sale.
(2)Excludes premiums, discounts, and deferred financing costs.
(3)Interest rate excludes any unused facility fees and amounts reclassified from accumulated other comprehensive income (loss) into interest expense from terminated interest rate swaps, as shown in the table below.

	Three Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Reclassified from Accumulated OCI into interest expense	$58	$174	$175	$171	$171

S-10

CENTERSPACE
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Equity Capitalization
Common shares outstanding	16,703	16,757	16,735	16,719	16,568
Operating partnership units outstanding	963	968	972	980	809
Series E preferred units (as converted)	1,894	1,898	1,906	1,906	2,038
Total common shares, Units, and Series E preferred units, as converted, outstanding	19,560	19,623	19,613	19,605	19,415
Market price per common share (closing price at end of period)	$58.90	$60.19	$64.75	$66.15	$70.47
Equity capitalization-common shares and Units	$1,152,084	$1,181,108	$1,269,942	$1,296,871	$1,368,175

Series D preferred units	$5,940	$11,310	$16,560	$16,560	$16,560

Debt Capitalization
Total debt(1)	$1,177,284	$1,121,292	$966,092	$966,623	$925,144
Total market capitalization	$2,335,308	$2,313,710	$2,252,594	$2,280,054	$2,309,879

Total debt to total market capitalization(2)	50.4%	48.5%	42.9%	42.4%	40.1%

(1)Excludes deferred financing costs and debt premiums and discounts.
(2)Total debt to total market capitalization is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

	Three Months Ended										Nine Months Ended
	9/30/2025		6/30/2025		3/31/2025		12/31/2024		9/30/2024		9/30/2025		9/30/2024
Debt service coverage ratio(1)	2.35	x	2.78	x	2.83	x	2.80	x	2.94	x	2.63	x	3.00	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization(1)	2.33	x	2.74	x	2.79	x	2.76	x	2.53	x	2.60	x	2.58	x
Net debt/Adjusted EBITDA(1)	7.90	x	7.93	x	7.31	x	7.31	x	7.17	x	8.12	x	7.03	x
Net debt and preferred equity/Adjusted EBITDA(1)	7.94	x	8.02	x	7.44	x	7.44	x	7.30	x	8.17	x	7.15	x

Distribution Data
Common shares and Units outstanding at record date (in thousands)	17,662		17,717		17,706		17,571		17,377		17,662		17,377
Total common distribution declared (in thousands)	$13,600		$13,642		$13,633		$13,177		$13,022		$40,875		$36,734
Common distribution per share and Unit	$0.77		$0.77		$0.77		$0.75		$0.75		$2.31		$2.25
Payout ratio (Core FFO per diluted share and unit basis)(1)	64.7%		60.2%		63.6%		62.0%		63.6%		62.8%		61.1%

(1)Debt service coverage ratio, adjusted EBITDA divided by interest expense plus preferred distributions and principal amortization, net debt divided by adjusted EBITDA, net debt and preferred equity divided by adjusted EBITDA, and payout ratio are non-GAAP financial measures. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

S-11

CENTERSPACE
SAME-STORE THIRD QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(2)
Regions		Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change
Denver, CO	1,848	$11,715	$11,867	(1.3)%	$3,994	$4,412	(9.5)%	$7,721	$7,455	3.6%
Minneapolis, MN	3,744	19,590	19,037	2.9%	8,516	8,331	2.2%	11,074	10,706	3.4%
Boulder/Ft. Collins, CO	559	3,450	3,395	1.6%	1,092	1,160	(5.9)%	2,358	2,235	5.5%
North Dakota	1,710	7,836	7,398	5.9%	2,799	2,759	1.4%	5,037	4,639	8.6%
Omaha, NE	872	3,832	3,704	3.5%	1,631	1,542	5.8%	2,201	2,162	1.8%
Rochester, MN	1,129	6,217	6,027	3.2%	2,433	2,428	0.2%	3,784	3,599	5.1%
Other Mountain West(1)	1,222	5,421	5,279	2.7%	2,065	2,077	(0.6)%	3,356	3,202	4.8%
Same-Store Total	11,084	$58,061	$56,707	2.4%	$22,530	$22,709	(0.8)%	$35,531	$33,998	4.5%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		Q3 2025	Q3 2024	Growth	Q3 2025	Q3 2024	% Change	Q3 2025	Q3 2024	% Change
Denver, CO	21.7%	94.5%	95.5%	(1.0)%	$1,956	$1,993	(1.9)%	$2,236	$2,241	(0.2)%
Minneapolis, MN	31.3%	96.1%	95.5%	0.6%	1,607	1,588	1.2%	1,815	1,774	2.3%
Boulder/Ft. Collins, CO	6.6%	96.4%	94.9%	1.5%	1,905	1,908	(0.2)%	2,133	2,133	—%
North Dakota	14.2%	97.0%	97.1%	(0.1)%	1,431	1,357	5.5%	1,575	1,485	6.1%
Omaha, NE	6.2%	93.9%	94.2%	(0.3)%	1,401	1,364	2.7%	1,560	1,504	3.7%
Rochester, MN	10.6%	95.8%	95.7%	0.1%	1,799	1,746	3.0%	1,916	1,859	3.1%
Other Mountain West(1)	9.4%	96.4%	95.5%	0.9%	1,360	1,357	0.2%	1,534	1,508	1.7%
Same-Store Total	100.0%	95.8%	95.6%	0.2%	$1,629	$1,609	1.2%	$1,823	$1,784	2.2%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-12

CENTERSPACE
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(2)
Regions		Q3 2025	Q2 2025	% Change	Q3 2025	Q2 2025	% Change	Q3 2025	Q2 2025	% Change
Denver, CO	1,848	$11,715	$11,773	(0.5)%	$3,994	$4,432	(9.9)%	$7,721	$7,341	5.2%
Minneapolis, MN	3,744	19,590	19,586	—%	8,516	7,791	9.3%	11,074	11,795	(6.1)%
Boulder/Ft. Collins, CO	559	3,450	3,472	(0.6)%	1,092	1,162	(6.0)%	2,358	2,310	2.1%
North Dakota	1,710	7,836	7,783	0.7%	2,799	2,746	1.9%	5,037	5,037	—%
Omaha, NE	872	3,832	3,771	1.6%	1,631	1,499	8.8%	2,201	2,272	(3.1)%
Rochester, MN	1,129	6,217	6,271	(0.9)%	2,433	2,319	4.9%	3,784	3,952	(4.3)%
Other Mountain West(1)	1,222	5,421	5,417	0.1%	2,065	1,931	6.9%	3,356	3,486	(3.7)%
Same-Store Total	11,084	$58,061	$58,073	—%	$22,530	$21,880	3.0%	$35,531	$36,193	(1.8)%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		Q3 2025	Q2 2025	Growth	Q3 2025	Q2 2025	% Change	Q3 2025	Q2 2025	% Change
Denver, CO	21.7%	94.5%	93.8%	0.7%	$1,956	$1,973	(0.9)%	$2,236	$2,264	(1.2)%
Minneapolis, MN	31.3%	96.1%	96.6%	(0.5)%	1,607	1,598	0.6%	1,815	1,804	0.6%
Boulder/Ft. Collins, CO	6.6%	96.4%	95.6%	0.8%	1,905	1,902	0.2%	2,133	2,167	(1.6)%
North Dakota	14.2%	97.0%	97.2%	(0.2)%	1,431	1,404	1.9%	1,575	1,561	0.9%
Omaha, NE	6.2%	93.9%	94.2%	(0.3)%	1,401	1,393	0.6%	1,560	1,530	2.0%
Rochester, MN	10.6%	95.8%	97.6%	(1.8)%	1,799	1,779	1.1%	1,916	1,896	1.1%
Other Mountain West(1)	9.4%	96.4%	97.0%	(0.6)%	1,360	1,350	0.7%	1,534	1,523	0.7%
Same-Store Total	100.0%	95.8%	96.1%	(0.3)%	$1,629	$1,621	0.5%	$1,823	$1,818	0.3%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-13

CENTERSPACE
SAME-STORE YEAR-TO-DATE COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI(2)
Regions		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Denver, CO	1,848	$35,326	$35,596	(0.8)%	$12,889	$12,645	1.9%	$22,437	$22,951	(2.2)%
Minneapolis, MN	3,744	58,552	56,937	2.8%	24,428	23,544	3.8%	34,124	33,393	2.2%
Boulder/Ft. Collins, CO	559	10,383	10,203	1.8%	3,304	3,240	2.0%	7,079	6,963	1.7%
North Dakota	1,710	23,135	21,656	6.8%	8,547	8,415	1.6%	14,588	13,241	10.2%
Omaha, NE	872	11,354	10,835	4.8%	4,547	4,575	(0.6)%	6,807	6,260	8.7%
Rochester, MN	1,129	18,632	17,906	4.1%	6,946	6,657	4.3%	11,686	11,249	3.9%
Other Mountain West(1)	1,222	16,170	15,612	3.6%	5,906	5,822	1.4%	10,264	9,790	4.8%
Same-Store Total	11,084	$173,552	$168,745	2.8%	$66,567	$64,898	2.6%	$106,985	$103,847	3.0%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		2025	2024	Growth	2025	2024	% Change	2025	2024	% Change
Denver, CO	21.0%	94.4%	95.4%	(1.0)%	$1,972	$1,993	(1.1)%	$2,250	$2,242	0.4%
Minneapolis, MN	31.9%	96.3%	95.3%	1.0%	1,598	1,581	1.1%	1,804	1,774	1.7%
Boulder/Ft. Collins, CO	6.6%	96.1%	95.6%	0.5%	1,906	1,895	0.6%	2,148	2,120	1.3%
North Dakota	13.6%	97.0%	96.3%	0.7%	1,405	1,330	5.6%	1,550	1,462	6.0%
Omaha, NE	6.4%	94.1%	93.5%	0.6%	1,391	1,344	3.5%	1,538	1,476	4.2%
Rochester, MN	10.9%	96.7%	95.5%	1.2%	1,780	1,737	2.5%	1,897	1,846	2.8%
Other Mountain West(1)	9.6%	96.4%	94.3%	2.1%	1,352	1,349	0.2%	1,525	1,505	1.3%
Same-Store Total	100.0%	95.9%	95.3%	0.6%	$1,621	$1,598	1.4%	$1,814	$1,775	2.2%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-14

CENTERSPACE
PORTFOLIO SUMMARY(1)

	As of and for the Three Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Number of Apartment Homes at Period End
Same-Store	11,084	11,084	12,595	12,580	12,580
Non-Same-Store	1,178	758	417	432	303
All Communities(2)	12,262	11,842	13,012	13,012	12,883

Average Monthly Rental Rate(3)
Same-Store	$1,629	$1,621	$1,586	$1,573	$1,569
Non-Same-Store	1,858	1,731	1,558	1,892	1,906
All Communities(2)	$1,649	$1,625	$1,585	$1,584	$1,577

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,823	$1,818	$1,775	$1,751	$1,741
Non-Same-Store	2,090	1,951	1,786	2,042	2,126
All Communities(2)	$1,846	$1,844	$1,776	$1,761	$1,750

Weighted Average Occupancy(3)
Same-Store	95.8%	96.1%	95.8%	95.5%	95.3%
Non-Same-Store	87.5%	85.9%	88.9%	93.6%	95.5%
All Communities(2)	95.0%	94.5%	95.6%	95.4%	95.3%

Property Operating Expenses, including Real Estate Taxes as a % of Scheduled Rent(3)
Same-Store	41.6%	40.6%	42.4%	42.3%	43.6%
Non-Same-Store	42.6%	44.0%	51.9%	35.8%	34.9%
All Communities(2)	41.7%	40.8%	42.7%	42.1%	43.4%

Capital Expenditures
Total Recurring Capital Expenditures(3) per Apartment Home – Same-Store	$350	$370	$172	$238	$347

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Excludes apartment communities classified as held for sale as of September 30, 2025.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-15

CENTERSPACE
CAPITAL EXPENDITURES
(dollars in thousands, except per home amounts)

	Three Months Ended		Nine Months Ended
Capital Expenditures	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Total Same-Store Apartment Homes	11,084	11,084	11,084	11,084
All Properties - Weighted Average Apartment Homes(3)	13,281	12,883	13,140	12,927

Same-Store
Building - Exterior	$977	$1,299	$3,376	$3,044
Building - Interior	21	60	219	100
Mechanical, Electrical, & Plumbing	729	469	1,712	1,919
Furniture & Equipment	210	92	454	242
Landscaping & Grounds	645	594	1,192	1,689
Turnover Replacements	1,055	951	2,560	2,622
Work in progress - net change	240	560	424	(408)
Recurring Capital Expenditures(1) - Same-Store	$3,877	$4,025	$9,937	$9,208
Recurring Capital Expenditures(1) per Apartment Home - Same-Store	$350	$363	$897	$831

Recurring Capital Expenditures(1) - All Properties	$4,389	$4,391	$11,712	$10,441
Recurring Capital Expenditures(1) per Weighted Average Apartment Home - All Properties	$330	$341	$891	$808

Value Add(1)
Same-Store
Interior - Units	$913	$975	$1,932	$1,677
Common Areas and Exteriors	2,505	3,211	4,380	17,397
Work in Progress - net change	(130)	(54)	191	(1,525)
Total Value Add - Same Store	$3,288	$4,132	$6,503	$17,549

All Properties
Interior - Units	$1,580	$997	$3,920	$1,691
Common Areas and Exteriors	2,789	4,470	5,227	22,944
Work in Progress - net change	(184)	(666)	(13)	(3,467)
Total Value Add - All Properties	$4,185	$4,801	$9,134	$21,168

Total Same-Store Capital Spend(2)
Capital Spend - Same-Store(2)	$7,165	$8,157	$16,440	$26,757
Capital Spend per Apartment Home - Same-Store(2)	$646	$736	$1,483	$2,414

Acquisition and Other Capital Expenditures(1)
All Properties	$805	$2,660	$3,460	$10,997

Total Capital Spend
Total Capital Spend - All Properties	$9,379	$11,852	$24,306	$42,606
Total Capital Spend per Weighted Average Apartment Home - All Properties	$706	$920	$1,850	$3,296

(1)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.
(2)Includes value-add and excludes acquisition and other capital expenditures on same-store communities.
(3)Includes all properties, including held for sale and dispositions.

S-16

CENTERSPACE
2025 Financial Outlook
(in thousands, except per share and per home amounts)
Centerspace updated its financial outlook for 2025 in the table below.

		2025 Previous Outlook Range		2025 Updated Outlook Range
	Nine Months Ended	Low	High	Low	High
	September 30, 2025	Amount	Amount	Amount	Amount
Same-store growth
Revenue	$173,552	2.00%	3.00%	2.00%	2.50%

Controllable expenses	41,561	(1.00)%	0.50%	0.25%	0.75%
Non-controllable expenses	25,006	4.00%	6.00%	0.75%	1.25%
Total Expenses	$66,567	1.00%	2.50%	0.50%	1.00%
Same-store NOI(1)	$106,985	2.50%	3.50%	3.00%	3.50%

Components of NOI(1)
Same-store	$106,985	$142,400	$143,700	$143,300	$143,900
Non-same-store and held for sale	16,772	21,050	21,250	21,150	21,350
Other properties	1,647	2,200	2,300	2,250	2,350
Total NOI(1)	$125,404	$165,650	$167,250	$166,700	$167,600

Other operating income and expenses
General and administrative and property management	(21,691)	(28,400)	(28,000)	(29,400)	(29,100)
Casualty loss	(1,058)	(1,750)	(1,650)	(1,550)	(1,450)
Non-real estate depreciation and amortization	(295)	(350)	(300)	(350)	(300)
Non-controlling interest - consolidated real estate entities(2)	(2,408)	(250)	(300)	(2,501)	(2,551)
Less: gain on sale of real estate - partially owned entities	2,251	—	—	2,251	2,251
Total other operating income and expenses	$(23,201)	$(30,750)	$(30,250)	$(31,550)	$(31,150)

Interest expense	$(33,348)	(44,400)	(43,900)	(44,600)	(44,200)
Interest and other income	2,630	3,000	3,100	3,200	3,300
FFO applicable to common shares and Units - diluted(1)	$71,485	$93,500	$96,200	$93,750	$95,550

Non-core income and expenses
Non-cash casualty loss	$308	$725	$675	$450	$400
Loss on extinguishment of debt	3	—	—	225	200
Interest rate swap amortization	407	475	450	407	407
Amortization of assumed debt	1,365	2,000	1,950	1,950	1,900
Other miscellaneous items	(503)	250	300	(250)	(200)
Total non-core income and expenses	$1,580	$3,450	$3,375	$2,782	$2,707
Core FFO applicable to common shares and Units - diluted(1)	$73,065	$96,950	$99,575	$96,532	$98,257

Net (income) loss per share - diluted	$2.12	$2.50	$2.76	$1.97	$2.19
FFO per diluted share(1)	$3.60	$4.70	$4.83	$4.73	$4.82
Core FFO per diluted share(1)	$3.68	$4.88	$5.00	$4.88	$4.96
Weighted average shares outstanding - diluted	19,835	19,875	19,900	19,800	19,825

Additional Assumptions
Same-store recurring capital expenditures (per home)	$897	$1,150	$1,200	$1,150	$1,200
Value-add expenditures	$9,134	$16,000	$18,000	$14,000	$16,000
Proceeds from Dispositions	$124,000	$210,000	$230,000	$210,000	$215,000
(1)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage, components, and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data" above and pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Excludes anticipated gain on sale for partially owned apartment communities.

S-17

Reconciliations of Net Income Available to Common Shareholders to FFO and Core FFO
The following table presents reconciliations of net income (loss) available to common shareholders to FFO and Core FFO, which are non-GAAP financial measures described in greater detail under “Non-GAAP Financial Measures and Other Terms.” They should not be considered as alternatives to net income (loss) or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO and Core FFO also do not represent cash generated from operating activities in accordance with GAAP, nor are they indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders. The outlook and projections provided below are based on current expectations and are forward-looking statements under applicable U.S. federal securities laws.

		Previous Outlook		Updated Outlook
	Nine Months Ended	12 Months Ended		12 Months Ended
	September 30, 2025	December 31, 2025		December 31, 2025
	Actual	Low	High	Low	High
Net income available to common shareholders	$35,534	$42,515	$47,110	$33,563	$36,970
Noncontrolling interests - Operating Partnership and Series E preferred units	6,071	7,135	7,890	5,464	6,507
Depreciation and amortization	83,807	109,160	108,960	109,160	108,960
Less depreciation - non real estate	(252)	(350)	(300)	(350)	(300)
Less depreciation - partially owned entities	(43)	(43)	(43)	(43)	(43)
Impairment of real estate investments	23,219	14,543	14,543	23,219	23,219
Gain on sale of real estate	(79,531)	(80,000)	(82,500)	(80,000)	(82,500)
Less gain on sale of real estate - partially owned entities	2,251	—	—	2,251	2,251
Distributions to Series D preferred unitholders	429	540	540	486	486
FFO applicable to common shares and Units - diluted	$71,485	$93,500	$96,200	$93,750	$95,550

Adjustments to Core FFO:
Non-cash casualty loss	308	725	675	450	400
Loss on extinguishment of debt	3	—	—	225	200
Interest rate swap amortization	407	475	450	407	407
Amortization of assumed debt	1,365	2,000	1,950	1,950	1,900
Other miscellaneous items	(503)	250	300	(250)	(200)
Core FFO applicable to common shares and Units - diluted	$73,065	$96,950	$99,575	$96,532	$98,257

Net income per share - diluted	$2.12	$2.50	$2.76	$1.97	$2.19
FFO per share - diluted	$3.60	$4.70	$4.83	$4.73	$4.82
Core FFO per share - diluted	$3.68	$4.88	$5.00	$4.88	$4.96
Reconciliations of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by sales of real estate and other investments, impairment, depreciation, amortization, financing costs, including interest and other income, losses on extinguishment of debt, and interest expense, property management expenses, casualty losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

		Previous Outlook		Updated Outlook
	Nine Months Ended	12 Months Ended		12 Months Ended
	September 30, 2025	December 31, 2025		December 31, 2025
	Actual	Low	High	Low	High
Operating income	$75,160	$91,797	$96,597	$83,371	$87,371
Adjustments:
General and administrative and property management expenses	21,691	28,400	28,000	29,400	29,100
Casualty loss	1,058	1,750	1,650	1,550	1,450
Depreciation and amortization	83,807	109,160	108,960	109,160	108,960
Impairment of real estate investments	23,219	14,543	14,543	23,219	23,219
Gain on sale of real estate and other assets	(79,531)	(80,000)	(82,500)	(80,000)	(82,500)
Net operating income	$125,404	$165,650	$167,250	$166,700	$167,600

S-18

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
Acquisition and Other Capital Expenditures
Acquisition and other non-routine capital expenditures represent capital additions contemplated in the underwriting at recently acquired communities. These amounts are considered when determining expected returns. Other capital expenditures includes casualty and other non-routine capital items including, but not limited to, tenant improvements, real estate special assessments, and capital expenditures incurred to dispose of properties. Casualty represents capitalized costs incurred in connection with the restoration of an apartment community after a casualty event.
Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain/loss from involuntary conversion; and other non-routine items or items not considered core to business operations. The Company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.
Average Monthly Rental Rate
Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
Average Monthly Revenue per Occupied Home
Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
Blended Lease Rate Growth
Blended lease rate growth is the weighted average rate change of new leases signed and renewal leases started within the given timeframe and the previous lease on the same unit.
Debt Service Coverage Ratio
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	As of and for the
	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Adjusted EBITDA	$35,231	$34,939	$32,636	$32,633	$31,757	$102,806	$97,178

Interest Expense	12,989	10,719	9,622	9,782	8,932	33,330	27,443
Principal Amortization	2,000	1,853	1,906	1,881	1,854	5,759	4,979
Total Interest Expense and Principal Amortization	14,989	12,572	11,528	11,663	10,786	39,089	32,422
Distributions paid to Series C preferred shareholders and Series D preferred unitholders	109	160	160	160	1,767	429	5,301
Total Interest Expense, Principal Amortization, and preferred distributions	15,098	12,732	11,688	11,823	12,553	39,518	37,723

Debt Service Coverage Ratio	2.35	2.78	2.83	2.80	2.94	2.63	3.00

Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.33	2.74	2.79	2.76	2.53	2.60	2.58

S-19

Funds From Operations and Core Funds From Operations
The Company believes that FFO, which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding its operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation and amortization.
The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets;
•gains and losses from change in control;
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity; and
•similar adjustments for partially owned consolidated real estate entities.
The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate assets and impairment write-downs helps to identify the operating results of the long-term assets that form the base of the Company's investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The Company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income (loss) or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash flow needs, including the ability to service indebtedness or make distributions to shareholders.
Core Funds from Operations (“Core FFO”) is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the Company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income (loss), or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund the Company's cash needs, including its ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.
Held For Sale
The Company classifies properties as held for sale when they meet the GAAP criteria, which include: (a) management commits to and initiates a plan to sell the asset; (b) the sale is probable and expected to be completed within one year under terms that are usual and customary for sales of such assets; and (c) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company generally considers these criteria met when the transaction has been approved by its Board of Trustees, there are no known significant contingencies related to the sale, and management believes it is probable that the sale will be completed within one year.

S-20

Net Debt Divided by Adjusted EBITDA
Net debt is the total outstanding debt balance less cash and cash equivalents and net tax deferred proceeds held in restricted cash for exchanges under section 1031(b) of the Internal Revenue Code. Preferred equity is the sum of the book value of Series C preferred shares, when outstanding, and Series D preferred units outstanding. Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Total debt(1)	$1,177,284	$1,121,292	$966,092	$966,623	$925,144	$1,177,284	$925,144
Less: cash and cash equivalents	12,896	12,378	11,916	12,030	14,453	12,896	14,453
Less: 1031 funds in restricted cash	50,941	—	—	—	—	50,941	—
Net debt	$1,113,447	$1,108,914	$954,176	$954,593	$910,691	$1,113,447	$910,691

Adjusted EBITDA(2)	$140,924	$139,756	$130,544	$130,528	$127,028	$137,075	$129,571
Net debt/Adjusted EBITDA	7.90	7.93	7.31	7.31	7.17	8.12	7.03

Preferred Equity	$5,940	$11,310	$16,560	$16,560	$16,560	$5,940	$16,560
Net debt and preferred equity	$1,119,387	$1,120,224	$970,736	$971,153	$927,251	$1,119,387	$927,251
Adjusted EBITDA(2)	$140,924	$139,756	$130,544	$130,528	$127,028	$137,075	$129,571
Net debt and preferred equity/Adjusted EBITDA	7.94	8.02	7.44	7.44	7.30	8.17	7.16
(1)Excludes premiums, discounts, and deferred financing costs.
(2)Annualized for periods less than one year.
Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. The Company believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that excludes gain (loss) on the sale of real estate and other investments, impairment, depreciation and amortization, financing costs, including interest and other income, losses on extinguishment of debt, and interest expense, property management expenses, casualty gains or losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
New Lease Rate Growth
New lease rate growth is the average rental rate change of new leases that were signed within the given timeframe as compared to the rental rate under the previous lease on the same unit.
Non-stabilized Community
A non-stabilized community is a development community that is either currently under construction or undergoing lease-up or is a recent acquisition prior to reaching overall occupancy of 90%.
Payout Ratio (Core FFO per Diluted Share and Unit Basis)
Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Core FFO definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Common distribution per share and unit	$0.77	$0.77	$0.77	$0.75	$0.75	$2.31	$2.25
Core FFO per common share and unit diluted	1.19	1.28	1.21	1.21	1.18	3.68	3.68
Payout ratio	64.7%	60.2%	63.6%	62.0%	63.6%	62.8%	61.1%

S-21

Recurring Capital Expenditures
Recurring capital expenditures represent expenditures necessary to help preserve the value of and maintain the functionality at communities. Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities such as appliances, mechanical equipment, flooring to roof replacement, paving, siding, and major landscaping.
Renewal Lease Rate Growth
Renewal lease rate growth is the average rate change of renewal leases that started within the given timeframe and the previous lease on the same unit.
Re-positioned Community
The Company defines a re-positioned community as having significant development and construction activity on existing buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of improved community cash flow and competitive position through extensive unit and amenity upgrades. We categorize a re-positioned community as same-store when the development and construction activity has been completed, and operations have stabilized. This is typically reaching an overall occupancy of 90%. Not all communities undergoing value add are considered a re-positioned community.
Retention Rate
Retention rate is the percentage of leases expiring within the given timeframe that were converted to a term renewal.
Same-Store Controllable Expenses
The Company defines same-store controllable expenses as property operating expenses excluding real estate taxes and insurance. Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP financial measure and should not be considered an alternative to total expenses or total property operating expenses and real estate taxes.
Scheduled Rental Revenue
Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
Stabilized Community
The Company defines stabilized communities as communities past development lease-up or a recent acquisition reaching an overall occupancy of 90%. A re-positioned community is considered stabilized when substantial redevelopment activities are complete and operations have stabilized. This is typically reaching an overall occupancy of 90% occupancy or is consistent occupancy for 90 days.
Total Debt to Total Market Capitalization
Total debt to total market capitalization, a non-GAAP financial measure, is total debt not adjusted for unamortized deferred financing costs or unamortized debt premiums and discounts from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares, operating partnership units, and the as converted Series E preferred units, and book value of Series C preferred shares, when outstanding, and Series D preferred units outstanding at the end of the period. This non-GAAP financial measure should not be considered a substitute for operating results determined in accordance with GAAP.

S-22

Value Add
Value add represents expenditures that are expected to result in increased income generation or decreased expense growth over time to improve a community’s cash flow and competitive position. This includes elective capital expenditures such as full-scale renovations including new amenities, interior unit turn renovations, enhanced clubhouses and common area hallways and certain resource management initiatives including smart home automation as well as environmental and sustainability initiatives for higher rental levels or expense savings in their respective markets.
Weighted Average Occupancy
Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rental revenue. Scheduled rental revenue represents the value of all apartment homes, with occupied homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. The Company believes that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy, and the calculation of weighted average occupancy may not be comparable to that disclosed by other REITs and other real estate companies.

S-23